Certain information marked with “[***]” has been excluded from the exhibit because it is both not material and is the type that the Registrant treats as private and confidential.

AMENDMENT TO THE
PROMISSORY NOTE

THIS AMENDMENT TO THE PROMISSORY NOTE (this “Amendment”) is effective as of May 27, 2025, by and between Verano Holdings, LLC, a Delaware limited liability company (“Buyer”), and The Cannabist Company Holdings Inc., a British Columbia corporation, acting in its individual capacity and as the Member representative (“Cannabist”).

RECITALS

WHEREAS, Buyer issued a promissory note, dated August 21, 2024 (the “Promissory Note”), in the principal amount of $26,700,000 (the “Principal”) and in favor of the members (collectively, the “Members”) of Columbia Care Eastern Virginia LLC, a Virginia limited liability company (the “Company”);

WHEREAS, pursuant to (a) Section 2.4(c) of that certain equity purchase agreement, dated as of July 29, 2024, by and among Buyer, Verano Holdings Corp., a British Columbia corporation, the Company, the Members and Cannabist (the “EPA”), and (b) Section 7 of the Promissory Note, the parties thereto agreed that the Promissory Note shall be amended to increase the Principal amount by the Excess Amount (as defined in the EPA) calculated in accordance with the EPA;

WHEREAS, pursuant to Section 6.2(e) of the EPA, any indemnification payments to be made by Cannabist may be made by deducting such amount from the amount due to the Members, on a several basis, under the Promissory Note;

WHEREAS, the parties hereto agreed that Cannabist and the Members were obligated to indemnify Buyer for $39,179 (the “[***] Amount”) in connection with [***];

WHEREAS, in accordance with the EPA, Buyer and Cannabist agreed that the Excess Amount equals $1,190,813, and accordingly, Buyer and Cannabist agree that the Promissory Note shall be amended to increase the Principal by $1,151,634 (which amount equals the Excess Amount minus the [***] Amount) to $27,851,634;

WHEREAS, the Promissory Note may be amended by the written agreement of Buyer and Cannabist; and

WHEREAS, the parties hereto desire to amend the Promissory Note as set forth herein, in accordance with the terms set forth in the Promissory Note.

    NOW, THEREFORE, in consideration of the premises, the mutual covenants set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

AGREEMENT

131405909.1

1.Definitions. Capitalized terms used herein and not defined herein shall have the meaning ascribed to such term as set forth in the Promissory Note, and all references to Sections shall mean the Sections of the Promissory Note unless reference is made to another document.
2.Amendments to the Promissory Note.
(a)All references to $26,700,000 in the Promissory Note are hereby amended and replaced in their entirety to “$27,851,634”.
(b)A new sentence shall be added to the end of Section 2(b) of the Promissory Note reading as follows:
(c)Notwithstanding anything contained herein to the contrary, to the extent all principal and accrued Interest has been repaid in full prior to the Maturity Date, Buyer shall have no further payments or obligations due to the Members, and the Members shall have no further right or title to any payments, under this Promissory Note.
3.Full Force and Effect. Except as specifically amended, modified, or supplemented by this Amendment, the Promissory Note, as amended, shall remain unchanged and in full force and effect.
4.Governing Law. The parties hereto expressly agree that this Amendment shall be governed by, and construed in accordance with, the laws of the State of Delaware.
5.Counterparts. This Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature) or other commonly recognized transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.
6.[Signature Page Follows]

4860-5770-6488, v. 2

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written.

BUYER:

Verano Holdings, LLC

By    /s/ George P. Archos
Name: George P. Archos
Title: Chief Executive Officer

CANNABIST:

The Cannabist Company Holdings Inc.

By    /s/ David Hart
Name: David Hart
Title: Chief Executive Officer

131405909.1